Exhibit 99.1

ShoreTel Reports Financial Results for Second Quarter Fiscal Year 2016

ShoreTel Completes Two Acquisitions to Accelerate Hosted Business

Non-GAAP Operating Margin of 9 Percent

SUNNYVALE, Calif., Jan. 28, 2016 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple hosted phone systems and unified communications (UC) solutions, today announced financial results for the second quarter of its fiscal year 2016, which ended December 31, 2015.

For the second quarter of fiscal 2016, total revenue was $90.4 million, compared to $90.6 million in the second quarter of fiscal 2015. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other adjustments and related tax changes, for the second quarter of fiscal year 2016, was $6.7 million, or $0.10 per diluted share. This compares with a non-GAAP net income of $5.4 million, or $0.08 per diluted share, in the second quarter of fiscal 2015. GAAP net income was $2.5 million, or $0.04 per diluted share, in the second quarter of fiscal 2016, compared with a GAAP net loss of $6.9 million, or $0.11 per diluted share, in the second quarter of fiscal 2015.

"During our fiscal second quarter we made significant progress towards the strategic priorities and catalysts for growth we outlined during our Analyst Day in November," said Don Joos, president and CEO of ShoreTel. "With the ShoreTel Connect platform launched, we gained momentum with customers as our pipeline of cloud opportunities expanded, our channel partners contributed a historically high portion of our cloud bookings and we announced two acquisitions to accelerate our cloud business. While executing these strategic objectives, we generated solid profitability."

Second Quarter of Fiscal 2016 Financial Highlights

Recurring revenues, which consist of all hosted and related services revenue plus support revenues, represented 52 percent of total revenue in the second quarter of fiscal 2016 and reached an annualized value of $189 million; an increase of 15 percent compared to the second quarter of fiscal 2015.

Non-GAAP total gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, for the second quarter of fiscal year 2016, was 65.4 percent compared with 63.0 percent in the second quarter of fiscal 2015. GAAP gross margin for the second quarter of fiscal year 2016 was 64.0 percent compared with 61.0 percent in the second quarter of fiscal year 2015.

Hosted revenues of $30.5 million were up 20 percent year-over-year and 4 percent sequentially. Non-GAAP hosted gross margin increased to 57.3 percent in the second quarter of fiscal 2016, representing a significant improvement over the 45.8 percent in the second quarter of fiscal 2015. GAAP hosted gross margin for the second quarter of fiscal year 2016 was 53.7 percent, compared with 39.5 percent in the second quarter of fiscal year 2015. The total number of installed customer seats increased 23 percent over the second quarter of fiscal 2015 to approximately 205,600. Hosted revenue churn was approximately 6.4 percent annualized in the second quarter of fiscal 2016.

Product revenues of $41.0 million were down 13 percent year-over-year and down 1 percent sequentially. Non-GAAP product gross margin was 66.7 percent in the second quarter of fiscal 2016, compared with 67.0 percent in the second quarter of fiscal 2015. GAAP product gross margin for the second quarter of fiscal year 2016 was 66.6 percent, compared with 66.7 percent in the second quarter of fiscal year 2015.

Support and services revenues of $18.9 million were up 4 percent year-over-year and down 1 percent sequentially. Non-GAAP support and service gross margin was 75.7 percent in the second quarter of fiscal 2016, compared with 77.0 percent in the second quarter of fiscal 2015. GAAP support and service gross margin for the second quarter of fiscal year 2016 was 74.9 percent, compared with 76.4 percent in the second quarter of fiscal year 2015.

As of December 31, 2015, the company had $106.9 million in cash, cash equivalents and short-term investments and no outstanding debt. The company generated $3.6 million in cash flow from operations in the quarter ended December 31, 2015.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/30/15	09/30/15	06/30/15	03/31/15	12/31/14
Recurring Revenue as a Percent of Total Revenue	52%	51%	47%	51%	45%

Annual Recurring Revenue Run Rate (in millions)	$ 188.9	$ 183.8	$ 178.6	$ 171.8	$ 164.9

Cloud Average Monthly Recurring Revenue Per Customer	$ 2,244	$ 2,349	$ 2,368	$ 2,347	$ 2,333

Cloud Monthly Average Revenue Per User (ARPU)	$ 52	$ 53	$ 54	$ 53	$ 52

Cloud Average # of Seats per Customer	44	44	44	44	45

Cloud Revenue Churn Rate Annualized	6.4%	5.3%	4.4%	7.9%	4.5%

Non-GAAP Gross Margin-Product	66.7%	67.6%	65.9%	65.2%	67.0%

Non-GAAP Gross Margin-Hosted and related services	57.3%	57.1%	51.9%	49.8%	45.8%

Non-GAAP Gross Margin-Support and Services	75.7%	76.5%	77.3%	75.8%	77.0%

Total Company Headcount	1,086	1,070	1,063	1,068	1,010

Change for Installation Revenue and Costs Related to Hosted Services

The company changed its accounting for installation revenues and related costs for hosting services. These changes are not material to the financial statements. The related financial results and prior period metrics have been revised to reflect the changes.

Second Quarter of Fiscal 2016 Business Highlights

ShoreTel Acquires Cloud Provider Corvisa to Add Complementary Technologies and New Revenue Sources

On January 6, 2016, ShoreTel completed its acquisition of Corvisa, a provider of cloud-based communications solutions. This acquisition is expected to accelerate ShoreTel's fiscal 2017 hosted revenue growth by enhancing ShoreTel's solutions and architecture in four key areas:

  Corvisa's open, standards-based application programming interfaces (APIs) and software development kits (SDKs) to accelerate third-party application integration within the ShoreTel ecosystem.
  The addition of Corvisa's session initiation protocol (SIP) trunking to the ShoreTel solution portfolio will position ShoreTel as a SIP trunking provider, enabling it to unlock new revenue streams for ShoreTel and its channel partners while delivering simpler transactions for customers.
  Corvisa's standalone cloud contact center expands ShoreTel's presence in the rapidly growing contact center market, allowing for integration with non-ShoreTel communication solutions.
  ShoreTel hired 94 employees, most of whom are in technical and customer-facing roles. These highly desired technical engineers will be instrumental in the acceleration of ShoreTel's innovative architecture and product roadmap.

In addition, ShoreTel continues to expand its cloud services in Europe as a result of acquiring Corvisa's Amsterdam and UK data centers.

ShoreTel paid $8.4 million in cash to acquire Corvisa. The transaction closed on January 6, 2016 and is therefore incorporated into the company's business outlook for the quarter ending March 31, 2016.

ShoreTel Expands Cloud Presence in Australia with Acquisition of M5 Australia

As part of the company's acceleration phase of growth, ShoreTel is expanding its cloud solutions geographically. In November, ShoreTel acquired M5 Networks Australia for $6.1 million in cash, to bring a ShoreTel hosted voice solution to the Australian region. The purchase of M5 Australia enables the company to accelerate its cloud roll-out in the country, leveraging its existing employees, established partner base and customers. The transaction closed November 16, 2015, and therefore approximately 1.5 months of activity are included in the results and related metrics for the quarter ended December 31, 2015.

Major Win in Australia to Deploy ShoreTel Connect, Contact Center and Mobility Offerings

ShoreTel announced that Brimbank City Council in Victoria, Australia, has selected ShoreTel ConnectTM to replace its current telephony and contact centre infrastructure. Brimbank will deploy ShoreTel Connect ONSITE, ShoreTel Contact Center and ShoreTel Mobility across 29 locations for more than 700 council staff. The new ShoreTel UC solution will form the basis of a comprehensive revamp of systems to enhance Brimbank's delivery of services to its community of almost 200,000 residents.

Brimbank underwent a rigorous tender process for its new UC solution, and selected ShoreTel for the ease of use and simplicity of the platform. The council saw ShoreTel Connect in beta version, and chose to deploy the new platform based on its user experience and functionality.

ShoreTel Earns Multiple Industry Awards

During the fiscal second quarter, ShoreTel received several industry awards. ShoreTel was recognized by Ingram Micro® as the "Unified Communications and Collaboration Vendor of the Year." This was the first year Ingram Micro has recognized a vendor in this technology category. The two companies have been working together for more than four years, most recently with Ingram Micro adding ShoreTel cloud solutions to its portfolio.

ShoreTel was named Telecommunications Vendor of the Year in New Zealand at the Inaugural Reseller News ICT Industry Awards 2015. For the second year in a row, ShoreTel was voted the best in Unified Communications & Collaboration by Network World Asia Reader's Choice Product Excellence Awards 2015.

The ShoreTel website was recognized by the Interactive Media Council, Inc. as "Best In Class" in both the telecommunications and B2B categories of the 2015 Interactive Media Awards™. The awards recognize individuals and organizations for excellence in website design and development. The Best In Class award is the highest honor awarded by the IMA and represents the best in planning, execution and overall professionalism.

Business Outlook

ShoreTel is providing the following outlook for its fiscal third quarter of 2016 ending March 31, 2016:

  Total revenue is expected to be in the range of $86 million to $91 million.
  Non-GAAP gross margin, which excludes approximately one and one-half percentage points in stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, is expected to be in the range of 62 percent to 63 percent.  GAAP total gross margin is expected to be in the range of 60.5 percent to 61.5 percent.
  Non-GAAP operating expenses, which exclude approximately $3.0 million in stock-based compensation expenses, amortization of acquisition-related intangibles, M&A fees and other adjustments, are expected to be in the range of $57 million to $58 million.  GAAP total operating expenses are expected to be in the range of $60 million to $61 million.

Conference Call Information

The company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, January 28, 2016. To access the conference call, dial + 1-866-652-5200 for callers in the U.S. or + 1-412-317-6060 for international callers and ask to join the ShoreTel call.

A live webcast will be available in the Investor Relations section of the company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until February 4, 2016 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10078944.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax changes, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax changes, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth, and statements regarding benefits of acquisitions, partners, product and technology introductions and their timing for release, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins and operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premise products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business, unforeseen difficulties in integrating acquired employees, products and technologies, inability to retain acquired customers, difficulties in managing more dispersed business operations, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2015.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions powering today's always-on workforce. Its flexible communications solutions for on-premises, cloud and hybrid environments eliminate complexity, reduce costs and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Connect and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. Ingram Micro is a registered trademark of Ingram Industries Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31,	June 30,
	2015	2015

ASSETS
Current assets:
Cash and cash equivalents	$ 96,905	$ 82,162
Short-term investments	10,020	8,025
Accounts receivable - net	28,793	36,494
Inventories	14,387	15,053
Prepaid expenses and other current assets	13,198	14,315
Total current assets	163,303	156,049

Property and equipment - net	19,049	20,419
Goodwill	127,960	122,750
Intangible assets	19,573	22,217
Other assets	5,238	5,021
Total assets	$ 335,123	$ 326,456

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 13,346	$ 16,452
Accrued liabilities and other	17,553	19,374
Accrued employee compensation	17,041	15,311
Accrued taxes and surcharges	4,294	9,902
Deferred revenue	52,461	50,616
Total current liabilities	104,695	111,655

Long-term deferred revenue	20,865	20,659
Other long-term liabilities	4,600	4,014
Total liabilities	130,160	136,328

Stockholders' equity:

Common stock	371,871	361,695
Accumulated deficit	(166,908)	(171,567)
Total stockholders' equity	204,963	190,128

Total liabilities and stockholders' equity	$ 335,123	$ 326,456

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue:
Product	$ 41,048	$ 46,913	$ 82,581	$ 94,620
Hosted and related services	30,484	25,503	59,886	50,115
Support and services	18,899	18,191	37,989	36,024
Total revenue	90,431	90,607	180,456	180,759
Cost of revenue:
Product	13,692	15,613	27,173	32,392
Hosted and related services	14,119	15,423	27,946	30,751
Support and services	4,735	4,301	9,440	8,582
Total cost of revenue	32,546	35,337	64,559	71,725
Gross profit	57,885	55,270	115,897	109,034
Gross profit %	64.0%	61.0%	64.2%	60.3%

Operating expenses:
Research and development	13,793	13,272	27,630	26,933
Sales and marketing	30,272	29,301	61,115	58,317
General and administrative	9,703	10,562	19,818	20,553
Settlements and defense fees	-	8,422	-	8,422
Acquisition-related costs	534	-	534	-
Total operating expenses	54,302	61,557	109,097	114,225
Income (loss) from operations	3,583	(6,287)	6,800	(5,191)
Other income (expense), net	(675)	(450)	(1,375)	(816)
Income (loss) before provision for income tax	2,908	(6,737)	5,425	(6,007)
Provision for income tax	363	125	766	503
Net income (loss)	$ 2,545	$ (6,862)	$ 4,659	$ (6,510)
Net income (loss) per share:
Basic	$ 0.04	$ (0.11)	$ 0.07	$ (0.10)
Diluted	$ 0.04	$ (0.11)	$ 0.07	$ (0.10)

Shares used in computing net income (loss) per share:
Basic	66,184	63,728	65,725	63,348
Diluted	68,074	63,728	67,471	63,348

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2015		2014		2015		2014
GAAP Product gross profit	$ 27,356		$ 31,300		$ 55,408		$ 62,228
Stock-based compensation charges	12	(a)	13	(a)	41	(a)	49	(a)
Amortization of acquisition-related intangibles	9	(b)	117	(b)	17	(b)	379	(b)
Non-GAAP Product gross profit	$ 27,377		$ 31,430		$ 55,466		$ 62,656
Non-GAAP Product gross margin	66.7%		67.0%		67.2%		66.2%

GAAP Hosted and related services gross profit	$ 16,365		$ 10,080		$ 31,940		$ 19,364
Stock-based compensation charges	283	(a)	293	(a)	667	(a)	636	(a)
Amortization of acquisition-related intangibles	825	(b)	834	(b)	1,651	(b)	1,667	(b)
Litigation, settlements and defense fees	-	(c)	482	(c)	-	(c)	482	(c)
Non-GAAP Hosted and related services gross profit	$ 17,473		$ 11,689		$ 34,258		$ 22,149
Non-GAAP Hosted and related services gross margin	57.3%		45.8%		57.2%		44.2%

GAAP Support and services gross profit	$ 14,164		$ 13,890		$ 28,549		$ 27,442
Stock-based compensation charges	135	(a)	118	(a)	347	(a)	298	(a)
Non-GAAP Support and services gross profit	$ 14,299		$ 14,008		$ 28,896		$ 27,740
Non-GAAP Support and services gross margin	75.7%		77.0%		76.1%		77.0%

GAAP total gross profit	$ 57,885		$ 55,270		$ 115,897		$ 109,034
Stock-based compensation charges	430	(a)	424	(a)	1,055	(a)	983	(a)
Amortization of acquisition-related intangibles	834	(b)	951	(b)	1,668	(b)	2,046	(b)
Litigation, settlements and defense fees	-	(c)	482	(c)	-	(c)	482	(c)
Non-GAAP total gross profit	$ 59,149		$ 57,127		$ 118,620		$ 112,545
Non-GAAP total gross margin	65.4%		63.0%		65.7%		62.3%

GAAP income (loss) from operations	$ 3,583		$ (6,287)		$ 6,800		$ (5,191)
Stock-based compensation charges	2,160	(a)	2,046	(a)	4,932	(a)	4,585	(a)
Amortization of acquisition-related intangibles	1,683	(b)	1,773	(b)	3,339	(b)	3,689	(b)
Litigation, settlements and defense fees	-	(c)	8,904	(c)	-	(c)	8,904	(c)
Acquisition-related costs	534	(d)	-	(d)	534	(d)	-	(d)
Non-GAAP income from operations	$ 7,960		$ 6,436		$ 15,605		$ 11,987

GAAP net income (loss)	$ 2,545		$ (6,862)		$ 4,659		$ (6,510)
Stock-based compensation charges	2,160	(a)	2,046	(a)	4,932	(a)	4,585	(a)
Amortization of acquisition-related intangibles	1,683	(b)	1,773	(b)	3,339	(b)	3,689	(b)
Litigation, settlements and defense fees	-	(c)	8,904	(c)	-	(c)	8,904	(c)
Acquisition-related costs	534	(d)	-	(d)	534	(d)	-	(d)
Deferred tax provision arising from tax impact of above items	(269)	(e)	(436)	(e)	(625)	(e)	(562)	(e)
Non-GAAP net income	$ 6,653		$ 5,425		$ 12,839		$ 10,106

Non-GAAP net income per share:
Basic	$ 0.10		$ 0.09		$ 0.20		$ 0.16
Diluted	$ 0.10		$ 0.08		$ 0.19		$ 0.16

Shares used in computing net income per share:
Basic	66,184		63,728		65,725		63,348
Diluted	68,074		65,396		67,471		64,991

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Six Months Ended
		December 31,		December 31,
		2015	2014	2015	2014
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 12	$ 13	$ 41	$ 49
	Cost of hosted and related services revenue	283	293	667	636
	Cost of support and services revenue	135	118	347	298
	Research and development	433	461	920	1,119
	Sales and marketing	569	585	1,431	1,296
	General and administrative	728	576	1,526	1,187
		$ 2,160	$ 2,046	$ 4,932	$ 4,585

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 9	$ 117	$ 17	$ 379
	Cost of hosted and related services	825	834	1,651	1,667
	Sales and marketing	849	822	1,671	1,643
		$ 1,683	$ 1,773	$ 3,339	$ 3,689

(c)	Litigation, settlements and defense fees included in:
	Cost of hosted and related services	$ -	$ 482	$ -	$ 482
	General and administrative	-	8,422	-	8,422
		$ -	$ 8,904	$ -	$ 8,904

(d)	Direct acquisition costs included in:
	Acquisition-related costs	$ 534	$ -	$ 534	$ -
		$ 534	$ -	$ 534	$ -

(e)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (d) above.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q3 2016 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	March 31, 2016

	High	Low
GAAP gross profit %	61.5%	60.5%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.5%	1.5%
Non-GAAP gross profit %	63.0%	62.0%

Total GAAP operating expenses	$ 60.0	$ 61.0
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	$ 3.0	$ 3.0
Total non-GAAP operating expenses	$ 57.0	$ 58.0

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